AGREEMENT AND PLAIN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated the 27th day of May, 1994, by and between ADVANCED PRECISION TECHNOLOGY, INC., a Nevada corporation (hereinafter called "APT"), and HOLOGRAPHICS, INC., a Nevada corporation (hereinafter called "COMPANY").

                            PLAN OF REORGANIZATION

     The reorganization will comprise in general the conveyance by COMPANY to APT of all the 1,600 000 outstanding shares of COMPANY, the issuance by APT to COMPANY of 16,000,000 shares of APT's Investment common stock, after the 1 for 4 Reverse Split, the change of name of APT to "COMPANY" as hereinafter set forth, and the subsequent operation of COMPANY under the name of ADVANCED PRECISION TECHNOLOGY, INC. with the concomitant distribution of APT shares to COMPANY stockholders. COMPANY proposed to exchange all its 1,600,000 shares for 16,000,000 shares of APT $0.001 (one tenth cent) par value investment common stock. COMPANY will then effect a distribution of the APT shares to its shareholders in exchange for their COMPANY stock through the Escrow Holder, Merit Transfer Company. THE PLAN OF REORGANIZATION will then be completed by APT and COMPANY will complete the distribution of the APT shares to its shareholders, wind up business, and dissolve. Said shares when issued to COMPANY to be Restricted and issued for investment purposes only, and may be sold only in compliance with Regulation D, Rule 144 of the Securities and Exchange Act of 1933 and 1934, as amended, or any other exemptions under the SEC Rules. The shareholders of COMPANY would then own investment stock of APT.

                                  AGREEMENT

     In order to consummate the foregoing plan of reorganization, and in consideration of the promises and of the representations and undertakings herein set forth, the parties agree as follows:

      1. The reorganization, pursuant to the provisions of Section 368 of the Internal Revenue Code of 1954, as amended, will involve the Reverse Split of the outstanding shares of APT on a one for four basis, and the acquisition by APT of all of the outstanding Common Stock Shares of COMPANY, in exchange solely for 16,000,000 Shares of one-tenth cent par value Investment stock of APT after the one for four Reverse Split, and COMPANY distributing the shares to the shareholders of COMPANY, and continuing to operate under its' present business plan, under the name of ADVANCED PRECISION TECHNOLOGY, INC., a Nevada corporation. To simultaneously elect a new Board of Directors for APT.

     2. APT is a corporation duly organized and existing, under the laws of the

State of Nevada, with authorized capital stock consisting of 100,000,000 shares of common voting stock with a par value of $0.001 per share. Seven Million Nine Hundred Seventy-Eight Thousand Four Hundred Ninety-Eight (7,978,498) of APT's common shares will be duly issued and outstanding immediately prior to the consummation of the proposed reorganization.

     3. It is understood by the parties that the balance sheet of APT as of December 31, 1993, as shown on the December 31, 1993 Federal Tax Return, warrants that such balance sheet fairly represents the financial position of APT as of such date, no activity in operations have occurred since December 31, 1993.

     4. It is understood, and APT hereby represents, that APT has good and marketable title to all the properties it purports to own by this agreement as described in the balance sheet as of December 31, 1993, referred to in paragraph 3 above.

    5. It is understood and APT hereby represents, that APT is not a party to any pending or threatened litigation which might adversely affect the assets of APT.

    6. All taxes which APT is required by law have been or will be duly paid for all periods up to and including the date on which this Agreement is signed.

    7. It is understood, and APT represents that the assets owned by APT have not, since negotiations commenced between the parties been materially or adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, or acts of God.

    8. APT has not caused, and will not cause, suffer nor permit prior to the closing of this reorganization:

       a. Any change in the condition (financial or otherwise) of its assets, liabilities or business.

       b. Any damage, destruction or loss (whether or not covered by insurance) adversely affecting the business or any of the properties of APT or of any item carried on the accounts of APT.

       c. Any declaration, setting aside a payment of any dividend or other distribution in respect to any of APT's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock.

       d. Any increase in the compensation payable or to become payable by APT to any of its officers, employees, or agents or any bonus payment or arrangement made with any or to any of them.

       e. Any event or condition of any character adversely affecting the


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

business or properties of APT. APT has furnished a balance sheet dated December 31, 1993, which is a true and complete statement of APT's financial condition and of its assets and liabilities, and warrants that no liabilities are outstanding which are not reflected on said balance sheet, excepting liabilities, such as attorneys', consultants', and accountants' fees and administrative costs incurred in connection with this transaction.

     9. APT shall bear the costs of its own accountants', consultants', and attorneys' fees, and its own administrative costs which it incurs in connection with this transaction.

     10. Prior to or at the time of the consummation of this transaction, APT shall furnish to COMPANY a complete and accurate list of its shareholders and outstanding securities, certified by the transfer agent as of the record date for its shareholders' meeting held to consider this transaction.

     11. APT hereby warrants that APT stock has not been listed and quoted in the NON-NASDAQ over the counter bulletin board (NNOTC Rule 15g) quotation services, and that the stock will not be listed and quoted at the time the reorganization is completed and effected.

     12. COMPANY is a corporation duly organized and existing under the laws of the State of Nevada, with authorized capital stock consisting of 25,000,000 shares of common stock with a par value of $0.001 per share. One Million Six Hundred Thousand (1,600,000) of COMPANY's common shares will be duly issued and outstanding upon the consummation of the proposed reorganization.

    13. It is understood by the parties that the balance sheet of COMPANY as of May 30, 1994 is unaudited, and COMPANY warrants that such balance sheets fairly represent the financial position of COMPANY as of such date.

    14. It is understood, and COMPANY hereby represents, that COMPANY has good and marketable tide to all the stock it purports to convey by this agreement as described in the balance sheet as of May 30, 1994 referred to in paragraph 3 above.

     15. It is understood and COMPANY represents that COMPANY is not a party to any pending or threatened litigation which might adversely affect the Plan of Reorganization.

    16. All taxes which COMPANY is required by law to pay have been or will be duly paid for all periods up to and including the date on which this agreement is signed.

    17. It is understood, and COMPANY represents, that the assets described in the Balance Sheet as of May 30, 1994 have not, since negotiations commenced between the parties, been materially or adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, or acts of God.

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

     18. COMPANY has not caused, and will not cause, suffer nor permit prior to the closing of this Reorganization:

       a. Any change in the condition (financial or otherwise) of its assets, liabilities or business.

       b. Any damage, destruction or loss (whether or not covered by insurance) adversely affecting the business or any of the properties of COMPANY or of any item carried on the accounts of COMPANY.

       c. Any declaration, setting aside a payment of any dividend or other distribution in respect to any of COMPANY's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock.

       d. Any increase in the compensation payable or to become payable by COMPANY to any of its officers, employees, or agents or any bonus payment or arrangement made with any or to any of them.

       e. Any event or condition of any character adversely affecting the business or properties of COMPANY. Prior to the signing of this Agreement, COMPANY shall furnish a statement, which shall be a true and complete statement of COMPANY's financial condition and of its assets and liabilities, and warrants that no liabilities are outstanding which are not reflected on said statement, excepting liabilities, such as attorneys', and accountants' fees and administrative costs incurred in connection with this transaction.

     19. COMPANY shall bear the costs of its own accountants' and attorneys' fees, and its own administrative costs which it incurs in connection with this transaction.

     20. Prior to or at the time of the consummation of this transaction, COMPANY shall furnish to APT a complete and accurate list of its shareholders and outstanding securities, certified by the company agent as of the record date for its shareholders' meeting held to consider this transaction.

     21. In exchange for all of the 1,600,000 outstanding common stock of COMPANY, APT shall issue to COMPANY, 16,000,000 shares of its investment common stock, bringing the total of issued and outstanding shares of APT to more than 17,994,625 shares, after a one for four Reverse Split as of June 10, 1994, the date the reorganization is effective, at which time the shareholders of COMPANY would then own investment common stock of APT. Upon completion of the reorganization, COMPANY shall distribute the APT issuance of 16,000,000 shares of investment common stock to its shareholders at the rate of 10 shares of APT for each one share of COMPANY. No fractional shares shall be issued. The shares to be issued on or after June 10, 1994 will be issued by the transfer agent MERIT TRANSFER COMPANY, to the COMPANY shareholders, in exchange for each certificate of

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

COMPANY submitted, using the same ratio agreed to above. Each certificate must be signed by the shareholder with a signature guarantee by a Bank or Stock Brokerage Firm. There is a charge of $8.00 per certificate, if more than one is requested by each shareholder.

     22. It is understood by and between all the parties hereto that the representations made by the parties in negotiations leading up to this Agreement and terms of this Agreement are material and that the parties have entered into this Agreement in reliance on said representations. In the event APT is held liable for any damage or expense incurred due to APT's reliance on representations made by COMPANY, then COMPANY shall indemnify and hold harmless APT for any and all such damage fees. In the event COMPANY is held liable for any damage or expense incurred due to COMPANY reliance on representations by APT, then APT shall indemnify and hold harmless COMPANY for any and all such damage and expenses including, but not limited to, costs and attorneys' fees.

     23. The Acquisition Agreement and Plan of Reorganization is made and entered into subject to approval of the shareholders of APT and of COMPANY. Each party shall call a meeting of its shareholders on or before Friday, June 10, 1994, in order to obtain shareholder ratification of the Agreement and Plan of Reorganization, the parties shall each bear their own costs and damages resulting from the resultant failure of the reorganization. The above time table and dates may be extended at the request of either party, by mutual agreement of the parties.

     24. At any time prior to the consummation of the Plan of Reorganization on June 10, 1994, and the fulfillment on September 10, 1994 of the requirements in Paragraph 26 below, the Board of Directors of any of the parties hereto may, by formal resolution of the Board, withdraw from the Agreement and Plan of Reorganization. Notice of such withdrawal, together with a copy of the resolution, shall be served upon the other parties to the contract; and in event any party exercises its option to withdraw as set forth herein, it is mutually agreement that neither of the parties shall seek to impose any liability upon the other as a result of the failure of the reorganization. Each party will bear its own costs and damages which may result from a failure of the reorganization for any reason whatsoever.

    25. This Agreement has been signed by the officers of the respective parties, and is subject to approval of the respective Boards of Directors. Such approval shall be by formal resolution, copies of which shall be exchanged by the parties as soon as such approval is received. The Agreement is also expressly made subject to compliance with federal and state laws.

     26. COMPANY is entering into this Agreement based on APT's representation that after the consummation of the reorganization, APT will sell capital stock of APT to raise additional working capital for COMPANY in an amount not to exceed $2,000,000 which will require no more than 2 million shares in a private non-public offering. If at least $500,000 in working capital for COMPANY has not been raised by APT prior to September 10, 1994, APT shall be obligated, at the request of COMPANY, to return to COMPANY the 1,600,000 shares of common stock of COMPANY which APT will


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

receive from COMPANY as a result of the reorganization in exchange for COMPANY's return to APT of the 16,000,000 shares of 1/10th cent par value investment stock of APT that COMPANY will receive after the reorganization.

    IN WITNESS WHEREOF, the parties hereto executed this Agreement and Plan of Reorganization on the day and year first written above.

                                             ADVANCED PRECISION TECHNOLOGY,
                                             INC., a Nevada corporation


                                             By /s/ David H. Timms
                                                --------------------
                                             Title: Secretary


                                             HOLOGRAPHICS, INC., a Nevada
                                             corporation

                                             By: /s/ Bruce A. Pastorius
                                                ---------------------
                                             Title: President
STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

    The foregoing instrument was acknowledged before me this 22 day of July 19__, by David H. Timms, Secretary of ADVANCED PRECISION TECHNOLOGY, INC., a Nevada corporation, a public corporation, on behalf of the corporation. on.

                                           /s/ Joyce M. Burke
                                           -------------------------
                                           NOTARY PUBLIC
                                           My commission expires: May 28,95
<Stamped: NOTARY PUBLIC
STATE OF UTAH
My Commission Expires
May 25, 1995
JOYCE M BURKE
90 East R. Union Blvd.
Midvale, Utah>

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA           )
                              )
COUNTY OF SAN MATEO           )

     On 5/27/94 before me, Lawrence Eisenberg, Notary Public, personally appeared Bruce A. Pastorius, [ ] personally known to me -OR- [ x ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to be the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

     /s/ Lawrence Eisenberg
     -----------------------------------
      Signature of Notary


<Notary Stamp of
Lawrence Eisenberg
Comm. #977177
Notary Public - California
San Mateo County
Comm, Expires Nove. 5, 1996
appears here>

                               Optional Section

This certificate must be attached     Title or type of
to the document described at right:   Document: Agreement and Plan of Reorg.
                                      Number of Pages: 6
                                      Date of Document: 5/27/94


Optional Section:

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary
to fill the data below, doing so may prove
invaluable to persons relying on the
document.
[   ] INDIVIDUAL
[ x ] CORPORATE OFFICERS
      President, Holographic Incorporated
[   ] PARTNERS [   ] LIMITED
               [   ] GENERAL
[   ] ATTORNEY-IN-FACT
[   ] TRUSTEE(S)
[   ] GUARDIAN/CONSERVATOR
[   ] OTHER:

                                 AMENDMENT TO
                     AGREEMENT AND PLAN OF REORGANIZATION

     That certain Agreement and Plan of Reorganization, entered into on the 27th day of May, 1994, between ADVANCED PRECISION TECHNOLOGY, INC., a Nevada corporation, (hereinafter called "APT"), and HOLOGRAPHICS, INC., a Nevada corporation (hereinafter called "COMPANY") is hereby amended as follows:

     1.  Paragraph 26 is deleted in its entirety.

     2. All amendments to the Agreement and Plan of Reorganization executed prior to this date are hereby declared null and void.

     3. Any and all development work heretofore performed by San Jose State College on the fingerprint identification verification device or other satellite products which are the principal products of "Company" under any and all agreements between Bruce Pastorius and/or "Company" and San Jose University is hereby assigned to and declared to be the property of APT, said assignments to be retroactive to the original date of execution of the Agreement and Plan of Reorganization (i.e. the 27th day of May 1994.)

    4. The remaining paragraphs of said Agreement and Plan of Reorganization shall continue to be valid and enforceable as of the date of its execution.

    IN WITNESS WHEREOF, the parties hereto executed this Amendment to Agreement and Plan of Reorganization on this 3rd day of February, 1995.


                                     ADVANCED PRECISION TECHNOLOGY, INC.
                                     a Nevada corporation

                                     By /s/ David H. Timms
                                        --------------------
                                     Title: Secretary


                                     HOLOGRAPHICS, INC.,a Nevada corporation

                                     By: /s/ Bruce A. Pastorius
                                         ---------------------
                                     Title: President